Exhibit 99.1

[SEMTECH LOGO]

NEWS RELEASE

SEMTECH ANNOUNCES START OF NEW CEO

1:30 p.m. PT

Monday, April 3, 2006

CAMARILLO, CALIFORNIA, April 3, 2006 - SEMTECH CORPORATION (NASDAQ: SMTC), a leading supplier of analog and mixed-signal semiconductors for communications, portable devices, computers, and industrial equipment, announced that Mohan R. Maheswaran started today as its new President and Chief Executive Officer.

Joining the Company today as previously announced, Mr. Maheswaran succeeds Chairman John D. “Jack” Poe, who has been serving as Acting CEO since September 27, 2005. Mr. Poe will remain in an advisory capacity until April 28, 2006 to assist with the transition, after which he will revert to serving the Company solely in his role as Chairman of the Board. Also as previously announced, Mr. Maheswaran today became a member of the Board.

Mr. Maheswaran has over 20 years experience in the semiconductor and electronics industries, most recently as Executive Vice President, General Manager at Intersil Corporation. He holds a BSEE from Surrey University and a MBA from Henley Executive Management College, both of which are located in the United Kingdom.

Mr. Poe commented, "We are very pleased to welcome Mohan as our new CEO. He has a proven record of accomplishment. His experience, drive and energy will strengthen the Company’s competitive position and instill operating discipline for managing growth."

As an inducement to join the Semtech team, the Company granted Mr. Maheswaran the following equity awards in accordance with NASDAQ Marketplace Rule 4350(i)(1)(A)(iv):

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a time-vested option to purchase 250,000 shares of the Company’s common stock at an exercise price of $17.89 per share, the closing price of the stock on March 31, 2006, the trading date immediately preceding today’s grant date. This non-qualified stock option has a six year term and vests in four equal annual installments beginning April 3, 2007.

•	a performance-vested option to purchase 250,000 shares of the Company’s common stock at an exercise price of $17.89 per share, the closing price of the stock on March 31, 2006, the trading date immediately preceding today’s grant date. This non-qualified stock option has a six year term and is subject to vesting on each of the first six annual anniversaries of the grant date based on annual EPS (as defined in the award agreement) growth as compared to annual EPS growth of a Peer Group (as defined in the award agreement).

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a restricted stock award of 100,000 shares of the Company’s common stock. 25% of the shares will vest on April 3, 2007, with one-sixteenth of the total shares vesting on the first business day of the eighth week of each fiscal quarter thereafter.

For more information regarding these equity awards, including accelerated vesting upon the occurrence of termination of employment in certain circumstances, see the award agreements to be filed as exhibits to a Form 8-K filed by the Company within four business days of this press release.

About Semtech

Semtech Corporation is a leading supplier of analog and mixed-signal semiconductors used in a wide range of computer, industrial and communication applications.

Forward-Looking and Cautionary Statements

This release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are statements other than historical information or statements of current condition and relate to matters such as future financial performance, future operational performance, the anticipated impact of specific items on future earnings, and our plans, objectives and expectations. Some forward-looking statements may be identified by use of terms such as "expects," "anticipates," "intends," "estimates," "believes”, ”projects”, “should”, “will”, “plans” and similar words.

Forward-looking statements involve known and unknown risks and uncertainties that could cause actual results to differ materially from those projected. Forward-looking statements should be considered in conjunction with the cautionary statements contained in the “Risk Factors” section and elsewhere in the Company’s Annual Report on Form 10-K for the fiscal year ended January 30, 2005, in the Company’s other filings with the SEC, and in material incorporated therein by reference. Forward-looking statements should not be regarded as representations by the Company that its objectives or plans will be achieved or that any of its operating expectations or financial forecasts will be realized. The Company assumes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Relations Contact

John Baumann, Treasurer, Telephone: 805-480-2010